UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2016
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.    Regulation FD Disclosure.

On January 14, 2016, State Street Bank and Trust Company, State Street Corporation’s principal banking subsidiary, announced a settlement with the Securities and Exchange Commission to resolve the issues involved in the investigation we had previously disclosed relating to our solicitation of asset servicing business for public retirement plans. In reaching this settlement, we have not admitted or denied the findings or conduct described in the SEC’s order. The conduct described in the SEC’s order relates to actions of a former employee, and consultants that he retained on our behalf, in connection with contract solicitations in Ohio in 2010, and the order includes a finding of violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. Under the terms of the settlement, we have agreed to pay an aggregate of $12 million in disgorgement and penalty. These settlement amounts will be recorded in our results of operations for the fiscal quarter ended December 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ David C. Phelan
	Name:	David C. Phelan
	Title:	Executive Vice President, General Counsel and Assistant Secretary
Date: January 14, 2016